Exhibit 24.2


Extract from minutes of meeting of the board of directors of The Southern
Company.

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RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Commission with respect to preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and the related guarantee or guarantees and debt instruments of The Southern Company and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), this Company, the members of its Board of Directors, and it officers are authorized to give their several powers of attorney to A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm and Wayne Boston.

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         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on December 16, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  May 30, 1997                       THE SOUTHERN COMPANY


                                           By  /s/  Tommy Chisholm
                                                        Tommy Chisholm
                                                           Secretary